EXHIBIT 10.1

                               EMPLOYMENT CONTRACT

         THIS AGREEMENT is made and entered into this 5th day of January 1999, and effective November 10, 1998 for the term set forth herein, by and between Diverse Capital Corp. (The "Company"), a Florida Corporation and Mark D. Cobb (hereinafter referred to as the "Executive.")

         WHEREAS, the Company wishes to employ Executive, and Executive desires to be employed by the Company in accordance with the terms set forth below; and

         WHEREAS, the Executive has been performing services in the development of the Company for several months,

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants, and conditions hereinafter contained, the parties hereto agree as follows:

1.       Employment, Duties and Authority

         1.1 The Company hereby employs the Executive and the Executive hereby accepts employment by the Company on the terms, covenants and conditions herein contained.

         1.2 The Company hereby employs the Executive as President and Chief Executive Officer of the Company. The Executive shall also serve as Secretary of the Company until a successor has been appointed and qualifies. The Executive shall have such duties, responsibilities and authority as the bylaws and the Board of Directors of the Company shall from time to time prescribe.

         1.3 During the term of this Agreement, the Executive shall devote his full energies, interest, abilities and productive time to the performance of his duties and responsibilities under this Agreement and agrees that he will perform such duties and responsibilities faithfully and with reasonable care for the welfare of the Company.

2        Compensation & Benefits

         2.1      Basic Salary

                  2.1.1 The Company shall pay to Executive during the initial term hereof and each renewal term, a basic salary at the rate of eight thousand dollars ($8,000) per month. Such Basic Salary shall be paid by the company to the Executive bi-monthly in advance, on the first
                           (1st) and fifteenth (15th) of each month, less amounts which the Company may be required to withhold from such payments by applicable federal, state or local laws or regulations.

                  2.1.2 The Company agrees that the rate of the basic salary of the Executive hereunder shall be reviewed periodically by the Board of Directors of the

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                           Company,  and  may  not  be  decreased,  but  may  be
                           increased at their discretion.



         2.2      Health Insurance

                  Company shall provide Executive Health Care Insurance as soon as it is available through the Company. During the term of this Agreement and until health insurance is available through the Company, the Company shall reimburse Executive for all out of pocket health insurance cost paid for by the Executive.

         2.3      Automobile

                  Executive will be required to travel extensively on behalf of the Company, therefore the Company shall provide the executive at his option, an automobile allowance of $1,000 per month, or an actual vehicle. If the Executive chooses an actual vehicle, the monthly cost of the vehicle to the Company shall not exceed $1,000 per month. This vehicle allowance is in addition to the cost of fuel, maintenance and or insurance of the vehicle.

         2.4      Miscellaneous Benefits

                  In addition to the benefits set forth herein, the Executive shall also be eligible for any other benefits afforded the Executive management of the Company.

         2.5      Options

                  As additional compensation, the company is issuing simultaneously with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $1.00 per share. The Option Shares will be exercisable for a period commencing from the effective date first written above and terminating on the fifth anniversary of the date hereof. Additionally, the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $1.50 per share. The Option Shares will be exercisable for a period commencing from January 15, 1999 and terminating on January 15, 2004, and the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $2.00 per share. The Option Shares will be exercisable for a period commencing from January 15, 2000 and terminating on January 15, 2005, and the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option



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

                  Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $2.50 per share. The Option Shares will be exercisable for a period commencing from January 15, 2001 and terminating on January 15, 2006, and the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the "Options") to purchase 250,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $3.00 per share. The Option Shares will be exercisable for a period commencing from January 15, 2002 and terminating on January 15, 2007. Further, all of the Option Shares shall contain cashless exercise and no dilution provisions, as well as piggyback registration rights.


                  Example:

                  EXERCISE DATE             SHARES             EXERCISE PRICE
                  -------------             ------             --------------
                  January  5, 1999          125,000                $1.00
                  January 15, 1999          125,000                $1.50
                  January 15, 2000          125,000                $2.00
                  January 15, 2001          125,000                $2.50
                  January 15, 2002          250,000                $3.00

                  All stock options shall be accelerated immediately in the event the Board of Directors of the Company accepts a tender offer for the outstanding share of the Company during the term of this Agreement, including any renewal periods.

3.       Term

         This agreement shall be for a term commencing as of November 10, 1998, and continuing for a period of five (5) years. This agreement may be renewed by mutual agreement of the Company and Executive. Mutual agreement to be reached within thirty days of the expiration of the initial term.

4.       Termination

         4.1 This Employment Agreement, the employment of Executive by Employer, and the remuneration payable to Executive, may be terminated only as follows:

                  (a.)     Sixty (60) months after the Commencement Date, or
                  (b.)     By the earlier mutual written agreement of the
                           parties.

         4.2 Early Termination of Employment Duties. Subject to the conditions contained herein, Employer shall have the right and discretion to terminate the employment duties of Executive. Nothing contained herein shall relieve Employer of its duty and obligation to pay and provide to Executive the full amount of the Base Salary and all Benefits (collectively referred to
                  as   "Remuneration")   during  the  remaining

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                  Term of this Employment Agreement, unless Executive commits an act of intentional, gross malfeasance.


                  The parties hereby acknowledge and expressly agree that, except in the event of gross malfeasance committed by Executive, Executive shall continue to receive his or her full remuneration through the entire Term hereof, regardless of whether Executive renders any services hereunder, or whether such services are deemed satisfactory by Employer, and regardless of any other circumstances, event or act.

         4.3 Executive shall be entitled to terminate his employment with the Company under this Agreement prior to the expiration of its term upon the occurrence of an event of default with response to the Company.

         4.4 For purposes of this Agreement an event of default with respect to the Company shall include:

                  4.4.1 Any failure by the Company to perform its obligations to executive under this Agreement and such default continues for a period of no less than ten business days.

                  4.4.2    The Company shall:

                           a) admit in writing its inability to pay its debts generally as they become due.

                           b) file a petition for relief under any chapter of Title 11 of the United States Code or petition to take advantage of any insolvency under the laws of the United States of America or any State thereof,

                           c) make an assignment for the benefit of its creditors,

                           d) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

                           e) suffer the entry of an order for relief under any chapter of Title 11 of the United States Code, or

                           f) file a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any State hereof.

         4.5 In the event of termination of this Agreement and Executive's employment pursuant to paragraphs 4.1 or 4.3 hereof section
                  4.2 shall apply.

5.       Assignment

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         The rights and duties of a party  hereunder  shall not be assignable by that party, except that the Company may assign this Agreement and all rights and obligations hereunder to, and may require the assumption hereof, by any corporation or any other business entity which succeeds to all or substantially all the business of the Company through merger, consolidation or corporate reorganization or by acquisition of all or substantially all of the assets of the Company.

6.       Binding Effect

         This Agreement shall be binding upon the Parties hereto and their respective successors in interest, heirs and personal representatives and, to the extent permitted herein, the assigns of the Company.

7.       Severability

         If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

8.       Notice

         All notices, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties as follows:

                  IF TO THE COMPANY:                IF TO THE EXECUTIVE:

                  Diverse Capital Corp.             Mark D. Cobb
                  P.O. Box 172574                   137 Strawberry Junction Lane
                  Tampa, FL 33672                   Valrico, FL 33594
                  Attention:        President

         Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party are to be sent.

9.       Entire Agreement

         This Agreement constitutes the entire Agreement between the parties hereto with respect to

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         the subject  matter  thereof and  supercedes  all prior written or oral negotiations, representations, agreements, commitments, contracts or understanding with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both parties hereto.

10.      Waivers

         No failure by either party to exercise any such party's right hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

11.      Governing Law: Jurisdiction

         11.1 For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Florida, and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Florida.

         11.2 Any and all suits for any and every breach of this Agreement may be instituted and maintained in any court of competent jurisdiction in Hillsborough County, in the State of Florida, , with venue therein, and the service of process by certified mail to the address for the parties provided for notices herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                  DIVERSE CAPITAL CORP.

         SEAL
                                      By:
                                          --------------------------------------
                                                    Authorized Officer


                                               EXECUTIVE ACCEPTED AND AGREED:


                                      By:
                                          --------------------------------------
                                                       Mark D. Cobb

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